EXHIBIT 1.1

   For Ministry Use Only                             Ontario Corporation Number
A l'usage exclusif du ministere                  Numero de la societe en Ontario

                                                            1608557
                                                 -------------------------------




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                        ARTICLES OF INCORPORATION
                          STATUTS CONSTITUTIFS


   Form 1         1.  The name of the corporation is:  (Set out in BLOCK CAPITAL LETTERS)
  Business            Denomination sociale de la societe:  (Ecrire en LETTRES MAJUSCULES SEULEMENT)
Corporations
    Act

 Formule 1
Loi sur les                 HEMOSOL CORP./CORPORATION HEMOSOL
societes par
  actions


                  2.  The address of the registered office is:
                      Adresse du siege social:

                     2585 Meadowpine Boulevard
                     ---------------------------------------------------------------------------------------------------------------
                             (Street & Number or R.R. Number & if Multi-Office Building give Room No.)
                       (Rue et numero ou numero de la R.R. et, s'il s'agit d'un edifice a bureaux, numero du bureau)


                     Mississauga                                                                   ONTARIO          L5N8H9
                     -------------------------------------------------- ----------------------------------- ------------------------
                     (Name of Municipality or Post Office)                                                       (Postal Code)
                     (Nom de la municipalite ou du bureau de poste)                                              (Code postal)

                  3.  Number (or minimum and maximum number) of directors
                      is/are:
                      Nombre (ou nombres minimal et maximal) d'administrateurs:         minimum/minimal          maximum/maximal
                                                                                              1                       10
                                                                                      --------------------    ----------------------


                  4.  The first director(s) is/are:               Address for  service,  giving  Street & No. or R.R.   Resident
                      Premier(s) administrateur(s):               No.,                                                  Canadian?
                                                                  Municipality, Province, Country and Postal Code        Yes or No
                      First name, middle names and surname        Domicile elu, y compris la rue et le numero           Resident
                      Prenom, autres Prenoms et nom de famille    le numero de la                                       canadian ?
                                                                  R.R. ou le nom de la municipalite, la province,        Oui/Non
                                                                  le pays et le code postal

                       -------------------------------------------- ---------------------------------------------------- -----------

                       Ivana Gotzeva                                450 Walmer Road                                      Yes
                                                                    Suite 1407
                                                                    Toronto, Ontario, Canada M5P 2X8


                                       1

                      5. Restrictions, if any, on business the corporation may carry on or on powers the corporation may exercise.

                         Limites, s'il y a lieu, imposees aux activites commerciales ou aux pouvoirs de la societe.

                         None.











                      6. The classes and any maximum number of shares that the corporation is authorized to issue: Categories et nombre maximal, s'il y a lieu, d'actions que la societe est autorisee a emettre :

                         (a) an unlimited number of shares to be designated as
                             special shares, issuable in series; and

                         (b) an unlimited number of shares to be designated as
                             common shares.




                                       2

                      7.    Rights, privileges, restrictions and conditions (if any) attaching to each class of shares and directors authority with respect to any class of shares which may be issued in series:


                            Droits, privileges, restrictions et conditions, s'il y a lieu, rattaches a chaque categorie d'actions et pouvoirs des administrateurs relatifs a chaque categorie d'actions qui peut etre emise en serie :


                            The annexed Schedule A is incorporated in this form.










                                       3

                                   SCHEDULE A


1.         PROVISIONS ATTACHING TO THE COMMON SHARES

           The Common Shares shall have attached thereto the following rights, privileges, restrictions and conditions:

1.1        DIVIDENDS

           The holders of the Common Shares shall be entitled to receive dividends if, as and when declared by the board of directors of the Corporation out of the assets of the Corporation properly applicable to the payment of dividends in such amounts and payable in such manner as the board of directors may from time to time determine. Subject to the rights of the holders of any other class of shares of the Corporation entitled to receive dividends in priority to or rateably with the holders of the Common Shares, the board of directors may in their sole discretion declare dividends on the Common Shares to the exclusion of any other class of shares of the Corporation.

1.2        PARTICIPATION ON LIQUIDATION

           In the event of the dissolution, liquidation or winding-up of the Corporation or other distribution of its assets among its shareholders for the purposes of winding up its affairs, the holders of the Common Shares shall, subject to the rights of the holders of any other class of shares of the Corporation entitled to receive the assets of the Corporation upon such a distribution in priority to or rateably with the holders of the Common Shares, be entitled to participate rateably in any distribution of assets of the Corporation.

1.3        VOTING RIGHTS

           The holders of the Common Shares shall be entitled to receive notice of and to attend all annual and special meetings of the shareholders of the Corporation, other than separate meetings of the holders of another class or series of shares, and to one vote in respect of each Common Share held at such meetings.

2.         PROVISIONS ATTACHING TO THE SPECIAL SHARES

           The Special Shares shall have attached thereto the following rights, privileges, restrictions and conditions:

2.1        DIRECTORS' AUTHORITY TO ISSUE ONE OR MORE SERIES

           The board of directors of the Corporation may issue the Special
Shares at any time and from time to time in one or more series. Before the first shares of a particular series are issued, the board of directors of the Corporation may fix the number of shares in such series and shall determine, subject to the limitations set out in the articles of the Corporation, the designation, rights, privileges, restrictions and conditions attaching to the shares of such series, including, without limitation, (i) the rate(s), amount or method(s) of calculation of dividends and whether they are cumulative, partly cumulative or non-cumulative, and whether such rate(s), amount or method(s) of calculation shall be subject to change or adjustment in the future; (ii) the date, manner and currency of payments of dividends and the date from which they


                                       3A

accrue or become payable; (iii) if redeemable or purchasable, the redemption or purchase price and terms and conditions of redemption or purchase, with or without provision for purchase or similar funds; (iv) the voting rights, if any;
(v) any conversion, exchange or reclassification rights; and (vi) any other terms not inconsistent with these provisions. Before the issue of the first shares of a series, the board of directors of the Corporation shall send to the Director (as defined in the Business Corporations Act (Ontario)) articles of amendment in the prescribed form containing a description of such series including the designation, rights, privileges, restrictions and conditions determined by the board of directors of the Corporation and the issue of such shares shall be subject to the issue by the Director of a certificate of amendment with respect thereto.

2.2        RANKING OF SPECIAL SHARES

           (a) The Special Shares of each series shall, with respect to the payment of dividends and the distribution of assets in the event of the dissolution, liquidation or winding-up of the Corporation or other distribution of its assets among its shareholders for the purposes of winding up its affairs, rank on a parity with the Special Shares of every other series.

           (b) If any amount of cumulative dividends (whether or not declared) or declared non-cumulative dividends or any amount payable on any such distribution of assets constituting a return of capital in respect of the Special Shares of any series is not paid in full, the Special Shares of such series shall participate rateably with the Special Shares of every other series in respect of all such accumulated cumulative dividends (whether or not declared) and all such declared non-cumulative dividends or all such amounts payable on any such distribution constituting a return of capital.




                                       3B

                      8.    The issue, transfer or ownership of shares is/is not restricted and the restrictions (if any) are as follows:

                            L'emission, le transfert ou la propriete d'actions est/n'est pas restreint. Les restrictions, s'il y a lieu, sont les suivantes:


                            No restrictions.








                                       4

                      9.   Other provisions if any: Autres dispositions, s'il y a lieu :


                           The Corporation may use and may be legally designated by the English form of its name, the French form of its name, or both such forms of its name.











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                      10.   The names and addresses of the incorporators are:

                            Noms et adresses des fondateurs :

                            First name, middle names and surname or             Full address for service or address of registered
                            corporate name                                      office or of principal place of business
                            Prenom, autres prenoms et nom de famille ou         giving street & No. or R.R. No. municipality and
                            denomination sociale                                postal code

                                                                                Domicile elu au complet, adresse du siege social ou
                                                                                adresse de l'etablissement  principal,  y compris la
                                                                                rue et le  numero  ou  le  numero  de  la  R.R.,
                                                                                le  nom  de la municipalite et le code postal
                         ---------------------------------------------------- ------------------------------------------------------
                         Ivana Gotzeva                                         450 Walmer Road, Suite 1407
                                                                               Toronto, Ontario, Canada M5P 2X8














                            These articles are signed in duplicate.
                            Les presents statuts sont signes en double exemplaire.
                            --------------------------------------------------------------------------------------------------------

                                                                   Signatures of incorporator(s) /
                                                                      Signatures des fondateurs

                                                                                            /s/ Ivana Gotzeva
                                                                                           -----------------------------------------
                                                                                            Ivana Gotzeva

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